ARTICLES OF INCORPORATION
                         (Pursuant to NRS 78)
                                  OF

                            RJV NETWORK, INC.

1.)  Name of Corporation: RJV Network, Inc.
2.)  Resident Agent Name and Street Address: Carson Register
     Agents, Inc., 200 North Stewart Street, Carson City, Nevada
     89701.
3.)  Shares: Number Shares with par value: 25,000,000.
     Par value $0.001.
     Number of shares without par value: 0.
4.) Governing Board: Shall be styled as Directors.

Names, Address, Number of Board of Directors: Edward E. Velton,
15147 SE 46TH Way, Bellevue, Washington 98006.

5.) Purpose: Internet Listing For Commercial Real Estate.
6.) Other Matters: None.
7.) Names Address and Signatures of Incorporators: Edward E.
Velton, 15147 SE 46TH Way, Bellevue, Washington 98006.

Notary:

       This Instrument was acknowledged before me on December
22, 1999 by Edward E. Velton.

/s/ Marie J. Finn
---------------------------------------
Marie J. Finn - Notary Public Signature

INCORPORATOR:

       /s/ Edward Velton

8.) Certificate of acceptance of Appointment of resident Agent:
I, Kimberly Terminel hereby accept appointment as Resident
Agent for the above named corporation. Carson registered
Agents, Inc.


Signature of Registered Agent         By:  /s/ "Kimberly Terminel"
                                          -----------------------
                                                Kimberly Terminel
Date 12-23-99